Exhibit 99.1

GSE Solutions and Pelican Energy Partners Announce Amendment to Merger Agreement Providing for Increase in Merger Consideration to $4.60 Per Share

COLUMBIA, MD – October 21, 2024 – GSE Solutions (“GSE Systems, Inc.” or “GSE”) (Nasdaq: GVP), a leader in advanced engineering solutions that supports the future of clean-energy production and decarbonization initiatives of the power industry, announced today that it has entered into an amendment to the merger agreement with an affiliate of Pelican Energy Partners, which was previously announced on August 8, 2024. Pursuant to the amended merger agreement, GSE’s common stock outstanding immediately prior to the effective time of the merger will be converted into the right to receive $4.60 per share in cash. This represents an increase of approximately 12.2% over the $4.10 of per share merger consideration previously agreed to by GSE and Pelican. In addition, the new per share merger consideration represents a premium of approximately 69% over the closing price of the GSE common stock as of August 7, 2024, the last trading day on NASDAQ prior to public announcement of the merger agreement and a premium of approximately 29% over the average 30-day volume weighted average price as of such date.

GSE also announced that, as of October 18, 2024, the Company held proxies representing 1,733,340 shares of stock (49.93% of the issued and outstanding shares) FOR the Merger. The Board of Directors encourages all remaining stockholders to vote FOR the MERGER. As part of the amended merger agreement, GSE and Pelican agreed that GSE would adjourn the special meeting of GSE stockholders to October 29, 2024 at 9 a.m. Eastern Time via live webcast on the Internet at www.virtualshareholdermeeting.com/GVP2024SM. The record date remains September 16, 2024.

The GSE Board of Directors Encourages ALL Stockholders to
VOTE FOR the Merger

Vote Your Shares Today

If you have any questions, or need assistance in voting
your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at (877) 750-5837 (from the U.S. and Canada)
or at +1 (412) 232-3651 (from other countries)

ABOUT GSE SOLUTIONS

Proven by more than 50 years of experience in the nuclear power industry, GSE knows what it takes to help customers deliver carbon-free electricity safely and reliably. Today, GSE Solutions leverages top talent, expertise, and technology to help energy facilities achieve next-level power plant performance. GSE’s advanced Engineering offer highly specialized training, engineering design, program compliance, and simulation to that reduce risk and optimize plant operations. With more than 1,100 installations and hundreds of customers in over 50 countries, GSE delivers operational excellence. www.gses.com

Additional Information About the Proposed Transaction and Where to Find It

More detailed information regarding the merger is set forth in the Definitive Proxy Statement filed with the SEC and mailed to stockholders on September 16, 2024, as further supplemented. GSE stockholders can obtain a free copy of the Definitive Proxy Statement, as well as other filings containing information about GSE, without charge, at the SEC’s website (www.sec.gov). Copies of the Definitive Proxy Statement and the filings with the SEC incorporated by reference therein can also be obtained, without charge, by directing a request to GSE’s Corporate Secretary at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046 (telephone: (410) 970-7800). The Company maintains an internet site at www.gses.com.

BEFORE MAKING ANY VOTING DECISION, GSE STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Participants in the Solicitation of Proxies

GSE and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding GSE’s directors and executive officers is available in GSE’s definitive proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on May 24, 2024, GSE’s Annual Report on Form 10-K/A for the year ended December 31, 2023, which was filed with the SEC on April 2, 2024 (as amended on April 2, 2024, and April 29, 2024), and in other documents filed by GSE with the SEC. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of the Definitive Proxy Statement and such other materials may be obtained as described in the preceding paragraph. Investors should read the Definitive Proxy Statement carefully before making any voting or investment decisions.

Forward-Looking Statements and Information

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by the forward-looking statements. These factors include, among others: completion of the Merger is subject to various risks and uncertainties related to, among other things, its terms, timing, structure, benefits, costs and completion; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; risks related to the disruption of management’s attention from GSE’s ongoing business operations due to the Merger; and other risks set forth under the heading “Risk Factors,” of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our subsequent filings with the SEC. You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements speak only as of the date of this report. Our actual results could differ materially from the results described in or implied by such forward looking statements. Forward-looking statements speak only as of the date hereof, and, except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Media Contact
Sunny DeMattio
GSE Solutions
Director of Marketing & Communications
sunny.demattio@gses.com
Direct: +1 410.970.7931

Investor Contact
Adam Lowensteiner
Vice President
Lytham Partners
gvp@lythampartners.com
Direct: +1 646.829.9702

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